Aflac Incorporated 1st Quarter 2017 10-Q
EXHIBIT 10.9

Exhibit A

SECOND AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective September 1, 2015)
THIS AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan (the “Plan”) is effective as stated below.
WITNESSETH:
WHEREAS, Aflac Incorporated (the “Company”) has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and
WHEREAS, pursuant to Section 10.1 of the Plan, the Administrative Committee of the Plan (the “Committee”) is authorized to amend the Plan; and
WHEREAS, the Committee wishes to amend the Plan to provide that the Committee may approve new participating companies under the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of approval of this Amendment:

1.	Section 1.36 is amended by deleting said section in its entirety and substituting in lieu thereof the following:

1.36    Participating Company means, as of the Effective Date, each of (i) the Controlling Company, and (ii) each of its Affiliates that are designated by the Controlling Company on Exhibit A hereto as Participating Companies herein. In addition, any other Affiliate in the future may adopt the Plan with the consent of the Compensation Committee or the Administrative Committee, and such Affiliate’s name will be added to Exhibit A without the necessity of amending the Plan.

2.	Except as specifically amended hereby, the Plan will remain in full form and effect.